Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our report on Pioneer Money Market Trust dated February 9, 2001(and to all references to our firm) included in or made a part of Pioneer Money Market Trust's Post-Effective Amendment Number 21 and Amendment Number 22 to Registration Statement File Nos. 33-13179 and 811-05099, respectively).

                                        /s/_____________________
                                        Arthur Andersen LLP

Boston, Massachusetts
August 27, 2001